Table

of Contents
Coronado Global Resources Inc.

Form 10-Q June 30, 2023

1
EXHIBIT 15.1
ACKNOWLEDGMENT OF ERNST & YOUNG,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders

and Board of Directors of Coronado Global Resources Inc.
We are aware of the incorporation by reference in

the following Registration Statements (including all

amendments thereto):

1.
Registration Statement (Form S-3 No. 333-239730) of Coronado

Global Resources Inc.;
2. Registration Statement (Form S-8 No. 333-236597) pertaining to the Coronado Global Resources Inc. 2018 Equity
Incentive Plan and the Coronado Global Resources Inc. 2018 Non-Executive

Director Plan; and
3. Registration Statement (Form S-8 No. 333-249566) pertaining to the Coronado Global Resources Inc. 2018 Equity
Incentive Plan

of

our

review

report

dated May

8,

2023

and

August

7,

2023, relating

to

the

unaudited

condensed

consolidated

interim
financial statements

of Coronado

Global Resources

Inc. that

are included

in its

Forms 10-Q

for the

quarters ended March
31, 2023 and June 30, 2023.

/s/ Ernst & Young
Brisbane, Australia
August 7, 2023